UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA 27028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2014, Bank of the Carolinas Corporation (the “Company”) entered into a Registration Rights Agreement with certain institutional and other accredited investors, including entities controlled or advised by, or affiliated with the following: Wellington Management Company LLP; FJ Capital Management, LLC; EJF Capital Management; The Family Office; RMB Capital Management LLC; JCSD Partners; Siena Capital Partners; PRB Investors; Sandler O’Neill Asset Management; Tricadia Capital Management; and Allstate Investments (the “Investors”).

Under the terms of the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission to register shares sold to the Investors in a private placement. The Company is obligated to use commercially reasonable efforts to cause the registration statement to be declared effective by the 120th calendar day after the closing of the private placement.

Effective November 14, 2014, the Registration Rights Agreement was amended to extend the deadline for effectiveness of the registration statement to December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer

Dated: November 20, 2014